UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014

REGENERX BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15070	52-1253406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15245 Shady Grove Road, Suite 470 Rockville, MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 208-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 10, 2014, RegeneRx Biopharmaceuticals, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The votes cast with respect to each item of business properly presented at the Annual Meeting are as follows:

Proposal No. 1 — The stockholders elected each of the five nominees to the Board of Directors to serve until the 2015 Annual Meeting of Stockholders and until their successors are elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Allan L. Goldstein	49,081,002	864,964	29,186,970

J.J. Finkelstein	47,793,265	2,152,701	29,186,970

Joseph C. McNay	49,211,590	734,376	29,186,970

Mauro Bove	49,409,221	536,745	29,186,970

R. Don Elsey	49,234,690	711,276	29,186,970

Proposal No. 2 — The stockholders approved an amendment to the 2010 Equity Incentive Plan to increase the number of shares available under the Plan from 5,000,000 to 8,000,000.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

47,590,451	2,160,980	194,535	29,186,970

Proposal No. 3 — The stockholders adopted the non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers as described in the Company’s 2014 Proxy Statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

48,296,096	1,458,619	191,251	29,186,970

Proposal No. 4 — The stockholders recommended, on a non-binding and advisory basis, that the frequency of the stockholder vote on the Company’s Named Executive Officer compensation occur every year.

1 Year	2 Years	3 Years	Votes Abstained	Broker Non-Votes

37,971,372	11,346,192	343,081	285,321	29,186,970

Proposal No. 5 —The stockholders ratified the appointment of CohnReznick LLP as the Company's Registered Independent Public Accounting Firm for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

76,408,461	29,653	2,694,822	0

Item 8.01. Other Events.

At the Annual Meeting, the Board of Directors also made available a business presentation to the stockholders. A copy of the presentation is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Business Presentation dated September 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

By:	/s/ /s/ J.J. Finkelstein
J.J. Finkelstein President and Chief Executive Officer

Date: September 15, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Business Presentation dated September 10, 2014.